Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Second Amendment”) is entered into as of June 16, 2015, by and among NRP (OPERATING) LLC, a Delaware limited liability company (the “Borrower”), the banks and other financial institutions listed on the signature pages hereto (the “Required Lenders”), and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.

Preliminary Statement

WHEREAS, pursuant to the Term Loan Agreement dated as of January 23, 2013 (as heretofore amended, restated, supplemented or otherwise modified, the “Term Loan Agreement”), among the Borrower, the Lenders named therein and the Administrative Agent, the Lenders have agreed to make a Loan to Borrower; and

WHEREAS, each of the Borrower and certain of its Subsidiaries (collectively, the “Grantors”) intends (a) to grant Liens on or with respect to certain of its property in order to secure, inter alia, the obligations of the Borrower and such Subsidiaries with respect to the Indebtedness arising under (i) that certain Third Amended and Restated Credit Agreement, dated as of the date hereof (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), by and among the Company, the lenders party thereto from time to time (the “Revolving Lenders”), Citibank, N.A., as administrative agent and collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) and the other agents and parties thereto from time to time and (ii) each of the separate Note Purchase Agreements each dated June 19, 2003 (as amended and supplemented from time to time, the “Notes Purchase Agreements”), by and between the Borrower and each holder of notes issued thereunder (the “Noteholders” and together with the Revolving Lenders, the Lenders and each other party intended to be secured by the Liens described herein, the “Secured Parties” and any such obligations which are secured or are purported to be secured by such Liens, the “Secured Obligations” and the granting of such Liens together with any future grant of security with respect to the Secured Obligations in accordance with the terms thereof, the “Specified Security Transactions”) and (b) in connection with such Specified Security Transactions, provide the Lenders with equal and ratable security with respect to the Loans; and

WHEREAS, the Borrower has now requested that the Lenders (a) approve the forms of those agreements described on Schedule I which agreements the Grantors intend to execute on the Second Amendment Closing Date (as defined below) in connection with the Specified Security Transactions (the agreements listed on Schedule I, the “Specified Security Documents” and together with any other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations, the “Security Documents”), (b) consent to certain other terms and arrangements with respect to the Specified Security Transactions as hereinafter provided and (c) modify the Term Loan Agreement to change certain terms thereof as more specifically set forth below; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and the Required Lenders hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Term Loan Agreement):

Section 1. Amendments to Term Loan Agreement.

(a) Exhibit E attached hereto shall be deemed to be Exhibit E to the Term Loan Agreement.

(b) The definition of “Capital Lease Obligations” in Section 1.01 of the Term Loan Agreement is hereby amended by inserting the following proviso to the end thereof:

; provided that all obligations that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Effective Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following the Effective Date that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation.

(c) The definition of “Consolidated EBITDDA” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDDA” means, with respect to the Borrower and its Subsidiaries for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Indebtedness hereunder), (c) depletion expense, (d) depreciation and amortization expense, (e) amortization of intangibles and organization costs, (f) any extraordinary non-cash expenses or losses, (g) any non-cash impairment expenses or losses, (h) any fees, expenses, charges or payments related to the Transactions (as defined in the Revolving Credit Agreement), and (i) any extraordinary, unusual or non-recurring cash income or gains to the extent not included in Consolidated Net Income, and minus, without duplication and to the extent included in the calculation of Consolidated Net Income for such period, (i) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (ii) any cash payments made during such period in respect of non-cash expenses or losses and subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For purposes of calculating Consolidated EBITDDA of the Borrower and its Subsidiaries for any period for the purposes of Section 6.16 and Section 6.17 of this Agreement, (i) the earnings before interest, taxes, depletion, depreciation and amortization calculated as set forth above of any Person or assets acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period as if such acquisition, and the incurrence or assumption of any Indebtedness in connection therewith, had occurred on the first day of such period and based upon the financial statements and other information delivered to the Administrative Agent pursuant to Section 5.01 hereof, and (ii) the earnings before interest, taxes, depletion, depreciation and amortization calculated as set forth above of any

Person or assets Disposed of by the Borrower or its Subsidiaries during such period shall be excluded, on a pro forma basis for such period as if such Disposition, and the payment of any Indebtedness in connection therewith, had occurred on the first day of such period and based upon the financial statements and other information delivered to the Administrative Agent pursuant to Section 5.01 hereof.

(d) The definition of “Consolidated Net Income” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower, or is merged into or consolidated with the Borrower or any of its Subsidiaries, as applicable, (b) the gain (or loss) of any Person (other than a Subsidiary of the Borrower, as applicable) in which the Borrower or any of its Subsidiaries, as applicable, has an ownership interest, except to the extent of cash dividends or similar distributions received by the Borrower, or any of its Subsidiaries, during the relevant period, and (c) the undistributed earnings of any Subsidiary of the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or by any Law applicable to such Subsidiary.

(e) Section 1.01 of the Term Loan is hereby amended by inserting the following after the definition of “Information Memorandum”:

“Intercreditor Agreement” means the collateral agency and intercreditor agreement dated on or about the date hereof, in the form of Exhibit E, among the Administrative Agent, the Noteholders, the Borrower and each other Guarantor.

(f) The definition of “Joint Venture” in Section 1.01 of the Term Loan Agreement is hereby amended by (i) deleting the words “Wholly Owned” in the first line thereof and (ii) deleting the words “holds or acquires no more than 50% of such Person’s Equity Interests” and replacing them with the words “does not hold or acquire a Controlling ownership interest.”

(g) The definition of “Loan Documents” in Section 1.01 of the Term Loan Agreement is hereby amended by adding the words “Intercreditor Agreement” in the first line thereof immediately after “Agreements,” and immediately before “any.”

(h) The definition of “Note Purchase Agreements” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Note Purchase Agreements” means those certain Note Purchase Agreements dated June 19, 2003 among the Borrower and the holders of the Notes (the “Purchasers”), as amended by that certain First Amendment to Note Purchase Agreements dated as of July 18, 2005, that certain Second Amendment to Note Purchase Agreement dated as of March 28, 2007 and that certain Third Amendment to Note Purchase Agreements dated as of June 16, 2015, and as supplemented by that certain First Supplement to Note Purchase Agreements dated as of July 19, 2005, that certain Second Supplement to Note Purchase Agreements dated as of March 28, 2007, that certain Third Supplement to Note Purchase Agreements dated as of March 25, 2009 and that certain Fourth Supplement to Note Purchase Agreements dated as of April 20, 2011, and as further amended, restated, supplemented or otherwise modified from time to time.

(i) Section 1.01 of the Term Loan Agreement is hereby amended by inserting the following after the definition of “Note Purchase Agreements”:

“Noteholders” has the meaning assigned to such term in the Intercreditor Agreement.

(j) Section 1.01 of the Term Loan Agreement is hereby amended by inserting the following after the definition of “Noteholders”:

“Notes” has the meaning assigned to such term in the Note Purchase Agreements.

(k) The definition of “Permitted Encumbrances” in Section 1.01 of the Term Loan Agreement is hereby amended by deleting each occurrence of the words “Borrower or any of its Subsidiaries,” “Borrower and its Subsidiaries” and “Borrower’s and its Subsidiaries’” therein with the words “Loan Parties.”

(l) Section 1.01 of the Term Loan Agreement is hereby amended by inserting the following after the definition of “Recipient”:

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(l).

(m) The definition of “Revolving Credit Agreement” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of June 16, 2015, among the Borrower, the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

(n) Section 2.07 of the Term Loan Agreement is hereby amended by interting the following as clause (c) immediately after clause (b) thereof:

(c) In the event that the Borrower or any of its Subsidiaries is required to prepay Indebtedness under the Note Purchase Agreements as a result of a sale, transfer or disposition of any property, real, personal or mixed, the Borrower or such Subsidiary shall prepay, on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of Indebtedness under the Note Purchase Agreements, Indebtedness under this Agreement and Indebtedness under the Revolving Credit Agreement at such time), the Indebtedness under the Note Purchase Agreements, Indebtedness under this Agreement and Indebtedness under the Revolving Credit Agreement.

(o) Section 3.01 is hereby amended by deleting the words “Loan Party and each general partner or managing member of each” thereof.

(p) Section 3.04 is hereby amended and restated in its entirety as follows:

The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to the Loan Documents, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon any Loan Party, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party (other than Liens created by the Loan Documents) except with respect to clauses (a) and (b)(i) above as could not reasonably be expected to result in a Material Adverse Effect.

(q) Section 3.05(b) is hereby amended by deleting the number “2011” and replacing it with the number “2014.”

(r) Section 3.12 is hereby amended and restated in its entirety as follows:

The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (other than projections, estimates, budgets and other forward-looking information, and other information of a general economic or industry specific nature) prepared by the Borrower and furnished to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, all projected financial information prepared by, the Borrower and furnished to the Administrative Agent or any Lender in connection with the Transactions represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized).

(s) Section 3.19 is hereby amended and restated in its entirety as follows:

After giving effect to the Loans and the terms of this Agreement, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(t) Section 5.01(a) is hereby amended by deleting the words “Parent (or, if a Parent Event has occurred, the Borrower), on EDGAR (or (i) upon the request of any Lender, the Borrower shall provide a copy of such statement or report described below to any Lender that does not have access to EDGAR, or (ii) if a Parent Event has occurred or such statement or report is no longer available on EDGAR for any reason, a copy of such statement or report described below to each Lender and the Administrative Agent), the Parent’s (or, if a Parent Event has occurred, the Borrower’s)” at the beginning thereof and replacing them with the words “Borrower, a copy of.”

(u) Section 5.01(b) is hereby amended by deleting the words “Parent on EDGAR (or (i) upon the request of any Lender, the Borrower, shall provide a copy of such statement or report described below to any Lender that does not have access to EDGAR, or (ii) if a Parent Event has occurred or such statement or report is no longer available on EDGAR for any reason, a copy of such statement or report described below to each Lender and the Administrative Agent), the Parent’s (or, if a Parent Event has occurred, the Borrower’s)” at the beginning thereof and replacing them with the words “Borrower, a copy of.”

(v) Section 5.01(c) is hereby amended by (i) replacing the reference to Section 6.17 with Section 6.16 and (ii) replacing the reference to Section 6.18 with Section 6.17.

(w) Section 5.02(b) is hereby amended by deleting the words “the Parent, the Borrower or any Subsidiary thereof” thereof and replacing them with the words “any Loan Party.”

(x) Section 5.02(c) is hereby amended by deleting the words “the Parent, the Borrower and its Subsidiaries” thereof and replacing them with the words “Loan Parties.”

(y) Section 5.09 is hereby amended by deleting the words “and/or the Parent” thereof.

(z) Section 5.13 is hereby amended by (i) deleting the words “Immediately upon” at the beginning thereof and replacing them with the words “Within 45 days of” and (ii) deleting the words “a Guaranty Agreement substantially in the form of Exhibit B attached hereto” thereof and replacing them with the words “a joinder to the Guaranty Agreement to become a Guarantor pursuant to the Loan Document.”

(aa) Section 6.01(c) is hereby amended and restated in its entirety as follows:

“(c) Indebtedness existing on the date hereof and set forth in Schedule 6.01;”

(bb) Section 6.01(b) of the Term Loan Agreement is hereby amended by replacing the word “Borrower” thereof with the words “Loan Parties”.

(cc) Section 6.01(d) of the Term Loan Agreement is hereby amended by deleting the words “representing the portion of the purchase price of any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), trucks, tractors, trailers and other transportation equipment” thereof.

(dd) Section 6.01 of the Term Loan Agreement is hereby amended by (i) replacing the reference to Section 6.19 in clause (d) with Section 6.18, (ii) deleting the word “and” at the end of clause (j) thereof, (iii) deleting the “.” in clause (k) thereof and inserting “;” in its place and (iv) inserting the following as new clauses (l) and (m) thereof:

“(l) any extensions, refinancing, renewals or replacements of any Indebtedness permitted under Sections 6.01(a), (c) and (m); provided that (i) the amount of such Indebtedness (the “Refinancing Indebtedness”) is not increased in connection therewith except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, replacement, renewal or extension, (iii) the maturity of such Refinancing Indebtedness is no earlier than the maturity for the existing Indebtedness being so refinanced, replaced, renewed or extended and (iv) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, replacement, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, replaced, renewed or extended and the interest rate applicable to any such refinancing, replacement, renewing or extending Indebtedness does not exceed the then applicable market interest rate (as determined in good faith by the Borrower). If the Indebtedness being refinanced, replaced, renewed or extended was subject to an intercreditor agreement, the holders of such refinanced, replaced, renewed or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such intercreditor agreement; and”

“(m) Indebtedness under the Note Purchase Agreements and the Notes in aggregate principal amount not to exceed $625,736,201.00 at any time outstanding.”

(ee) Section 6.02 of the Term Loan Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) deleting the “.” in clause (k) thereof and inserting “; and” in its place and (iii) inserting the following as a new clause (l) thereof:

“(l) Liens securing obligations under the Revolving Credit Agreement, the Note Purchase Agreements and the Notes and any Refinancing Indebtedness in respect thereof so long as the Loans and all other obligations of the Loan Parties hereunder and under the Loan Documents are also concurrently equally and ratably secured on substantially the same terms as the obligations under the Note Purchase Agreements and the Notes and any Refinancing Indebtedness in respect thereof; provided that any Lien created for the benefit of the Lenders pursuant to this Section 6.02(l) shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the Revolving Credit Agreement, the Note Purchase Agreements and the Notes and any Refinancing Indebtedness in respect thereof.”

(ff) Section 6.04 of the Term Loan Agreement is hereby amended by (i) replacing the references to Section 6.19 in clauses (g) and (n) thereof with Section 6.18 and (ii) replacing the references to Section 6.17 and Section 6.18 in clause (l) with Section 6.16 and Section 6.17, respectively.

(gg) Section 6.07 of the Term Loan Agreement is hereby amended by amending and restating clauses (a) and (b) thereof in their entirety as follows:

“(a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) approved in accordance with the Partnership Agreement, (c) transactions disclosed in the Parent’s filings with the SEC prior to the Closing Date, (d) any Restricted Payment permitted by Section 6.06, (e) investments permitted by Section 6.04 or (f) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate.”

(hh) Section 6.06 of the Term Loan Agreement is hereby amended by replacing the reference to Section 6.19 in clause (e) thereof with Section 6.18.

(ii) Section 6.08 of the Term Loan Agreement is hereby amended by inserting the following as a new clause (C) thereof immediately before clause (vi) thereof:

“or (C) such equipment or real property is contemporaneously exchanged, in the ordinary course of business, for property of a like kind or other property useful in the business of the Loan Parties, to the extent that the property received in such exchange is of a value at least equivalent to the value of the property exchanged,”

(jj) Section 6.14 of the Term Loan Agreement is hereby amended by inserting the following as a new clause (v) thereof immediately after clause (iv) thereof:

“ and (v) the foregoing shall not apply to the Note Purchase Agreements or the Revolving Credit Agreement”

(kk) Section 6.16 of the Term Loan Agreement is hereby amended by deleting Section 6.16 in its entirety.

(ll) Section 6.17 of the Term Loan Agreement is hereby amended by changing Section 6.17 to Section 6.16.

(mm) Section 6.18 of the Term Loan Agreement is hereby amended by changing Section 6.18 to Section 6.17.

(nn) Section 6.19 of the Term Loan Agreement is hereby amended by (i) changing Section 6.19 to Section 6.18, (ii) deleting the reference to Section 6.17 and inserting in its place Section 6.16, (iii) deleting the reference to Section 6.18 and inserting in its place Section 6.17 and (iv) deleting the reference to Section 6.19 and inserting in its place Section 6.18.

(oo) Article VII of the Term Loan Agreement is hereby amended by (i) deleting the words “Parent, the” in clause (l) thereof, (ii) deleting clause (o) and clause (p) thereof in their entirety and (ii) adding the words “(including the Intercreditor Agreement)” in clause (n) thereof immediately after the words “Loan Document” in the first line thereof.

(pp) Article VIII of the Term Loan Agreement is hereby amended by inserting the following paragraph as the last paragraph thereof:

Notwithstanding anything herein to the contrary, each Lender acknowledges that the Lien and security interest granted to the Administrative Agent pursuant to the Loan Documents and the exercise of any right or remedy by the Administrative Agent thereunder are subject to the provisions of the Intercreditor Agreement.

(qq) Section 9.02 of the Term Loan Agreement is hereby amended by inserting the following clause (c) thereof immediately after clause (c) thereof:

(c) The Intercreditor Agreement may be amended, modified or waived, in accordance with its terms, by the Administrative Agent at the direction of the Required Lenders, and consent of the Borrower or any other Loan Party shall be required only to the extent required in the Intercreditor Agreement.

(rr) Article IX of the Term Loan Agreement is hereby amended by adding the following as a new Section 9.18:

“Section 9.18. The collateral agent under the Revolving Credit Agreement shall also act as the collateral agent for the Administrative Agent and the Lenders, and each of the Lenders hereby irrevocably appoints and authorizes Citibank, N.A. to act as the collateral agent of the Administrative Agent and such Lenders for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Loans and other obligations of the Loan Parties under the Loan Documents, together with such powers and discretion as are reasonably incidental thereto.”

Section 2. Collateral Agent.

(a) Each Lender party hereto, and by receiving the benefits of the Specified Security Transactions each other Lender, hereby irrevocably appoints the Collateral Agent to act on its behalf as the Collateral Agent under the Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, notwithstanding anything in the Term Loan Agreement to the contrary, each Lender party hereto, and by receiving the benefits of the Specified Security Transactions each other Lender, hereby irrevocably authorizes and directs the Collateral Agent to enter into, or amend, (a) any Security Documents as the Collateral Agent may deem reasonably necessary or appropriate or as the Collateral Agent may be authorized or instructed to take pursuant to the Revolving Credit Agreement (including, without limitation, in order to include additional indebtedness as a secured obligation thereunder) and (b) any intercreditor agreement (or similar agreements with the same or similar purpose) as agent for it and on its behalf as the Collateral Agent may deem reasonably necessary or appropriate or as the Collateral Agent may be authorized or instructed to take pursuant to the Revolving Credit Agreement (including, without limitation, with respect to any intercreditor arrangements with the trustee, agent, holders or lenders in respect of additional indebtedness that will be pari passu or junior to the Secured Obligations) and agrees that the Collateral Agent, may take such actions on its behalf as are contemplated by the terms of any Security Document. Any such Security Document entered into by the Collateral Agent on behalf of the Lenders shall be binding upon each Lender. The Collateral Agent shall notify the Lenders of the effectiveness of any Security Document when executed and shall provide a copy of the executed agreement to the Lenders; provided that a failure to do so shall not affect the effectiveness thereof. The provisions of this Section are solely for the benefit of the Collateral Agent and the Lenders, and no Grantor shall have rights as a third party beneficiary of any of such provisions.

(b) The provisions of the Security Documents and the Revolving Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Revolving Credit Agreement or Notes Purchase Agreements.

Section 3. Representations True; No Default. Borrower represents and warrants that:

(a) this Second Amendment has been duly authorized, executed and delivered on its behalf; the Term Loan Agreement, as amended hereby, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the representations and warranties of Borrower contained in Article III of the Term Loan Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct on and as of such earlier date; and

(c) after giving effect to this Second Amendment, no Default or Event of Default under the Term Loan Agreement has occurred and is continuing.

Section 4. Expenses. To the extent invoiced, the Borrower shall pay to the Administrative Agent all reasonable out of pocket expenses incurred in connection with the execution of this Second Amendment, including all reasonable expenses incurred in connection with any previous negotiation and loan documentation which are due and payable on the Second Amendment Closing Date.

Section 5. Effectiveness. This Second Amendment shall become effective on the first date (the “Second Amendment Closing Date”) on which each of the following conditions is satisfied:

(a) The Borrower and the Required Lenders shall have executed and delivered to the Administrative Agent a counterpart of this Second Amendment; and

(b) Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents, as amended hereby, shall be true and correct in all material respects on and as of the Second Amendment Closing Date, except to the extent that any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty will be true and correct on and as of such earlier date.

The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Closing Date upon the satisfaction or waiver of all of the foregoing conditions, and such notice will be conclusive and binding.

Section 6. Miscellaneous Provisions.

(a) From and after the Second Amendment Closing Date, the Term Loan Agreement will be deemed to be amended and modified as herein provided, and except as so amended and modified the Term Loan Agreement will continue in full force and effect.

(b) The Term Loan Agreement and this Second Amendment will be read and construed as one and the same instrument.

(c) Any reference in any of the Loan Documents to the Term Loan Agreement will be a reference to the Term Loan Agreement as amended by this Second Amendment.

(d) This Second Amendment will be construed in accordance with and governed by the laws of the State of New York and of the United States of America.

(e) This Second Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f) The headings herein will be accorded no significance in interpreting this Second Amendment.

Section 7. Binding Effect. This Second Amendment is binding upon and will inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, except that the Borrower will not have the right to assign its rights hereunder or any interest herein except in accordance with the terms of the Term Loan Agreement.

Section 8. Final Agreement of the Parties. This Second Amendment may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements with respect to the matters covered hereby. There are no unwritten oral agreements between the parties hereto with respect to the matters covered hereby.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their respective duly authorized officers.

NRP (OPERATING) LLC,
a Delaware limited liability company

By:	/s/ Craig W. Nunez
Name: Craig W. Nunez
Title: Chief Financial Officer and Treasurer

Signature Page to Second Amendment

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this Second Amendment) to which it is a party or otherwise bound remains in full force and effect and will continue to secure, to the fullest extent possible, the payment and performance of all obligations, including without limitation the payment and performance of all “Loans” (as such term is defined in the applicable Loan Document) now or hereafter existing under or in respect of the Term Loan Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranties to cover all Indebtedness evidenced by the Term Loan Agreement as same has been created, amended and/or restated by or in connection with this Second Amendment. The Guaranties and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Second Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in this Second Amendment and the other Loan Documents to which it is a party or otherwise bound, as amended hereby, are true, correct and complete in all material respects on and as of the Second Amendment Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. Administrative Agent and the Lenders hereby preserve all of their rights against each Guarantor under its applicable Guaranty and the other Loan Documents to which each applicable Guarantor is a party.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this Second Amendment, such Guarantor is not required by the terms of the Term Loan Agreement, this Second Amendment or any other Loan Document to consent to the amendments of the Term Loan Agreement effected pursuant to this Second Amendment; and (ii) nothing in the Term Loan Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Term Loan Agreement.

ACIN LLC
DEEPWATER TRANSPORTATION LLC
GATLING MINERAL, LLC
HOD LLC
INDEPENDENCE LAND COMPANY,
LLC
LITTLE RIVER TRANSPORT, LLC
RIVERVISTA MINING, LLC
SHEPARD BOONE COAL COMPANY LLC
WBRD LLC
WILLIAMSON TRANSPORT, LLC
WPP LLC

NRP TRONA LLC
as Guarantors

By: NRP (Operating) LLC, as sole Member
of each of the above named Grantors

By:	/s/ Craig W. Nunez
Name:	Craig W. Nunez
Title:	Chief Financial Officer and Treasurer

Signature Page to Second Amendment

WINN MARINE, LLC
MCINTOSH CONSTRUCTION
COMPANY, LLC
SOUTHERN AGGREGATES, LLC
WINN MATERIALS OF KENTUCKY
LLC
LAUREL AGGREGATES OF
DELAWARE, LLC
UTICA RESOURCES LLC
LAUREL AGGREGATES TERMINAL
SERVICES OF DELAWARE, LLC
LAUREL AGGREGATES OF PA, LLC
WINN MATERIALS, LLC
MCASPHALT, LLC

as Guarantors

(each a Delaware limited liability company)

By: VantaCore Partners LLC, as the Sole Member of each of the above named entities

By: NRP (Operating) LLC, as the Sole member of VantaCore Partners LLC

	By:	/s/ Craig W. Nunez
		Name:	Craig W. Nunez
		Title:	Chief Financial Officer and Treasurer

VANTACORE PARTNERS LLC

as Guarantor

By: NRP (Operating) LLC, as the Sole Member of VantaCore Partners LLC

By:	/s/ Craig W. Nunez
	Name:	Craig W. Nunez
	Title:	Chief Financial Officer and Treasurer

Signature Page to Second Amendment

CITIBANK, N.A.,
a national banking association as
Administrative Agent

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Managing Director & Vice President

Signature Page to Second Amendment

Citibank, N.A.

By:	/s/ John Tucker
Name: John Tucker
Title: Vice President

Signature Page to Second Amendment

Bank of America, N.A.

By:	/s/ Adam C. Rose
Name: Adam C Rose
Title: Senior Vice President

Signature Page to Second Amendment

Branch Banking and Trust Company

By:	/s/ Troy Weaver
Name: Troy Weaver
Title: Senior Vice President

Signature Page to Second Amendment

Amegy Bank National Association
as Lender

By:	/s/ G. Scott Collins
Name: G. Scott Collins
Title: Senior Vice President

Signature Page to Second Amendment

Compass Bank

By:	/s/ Les Werme
Name: Les Werme
Title: Vice President

Signature Page to Second Amendment

The Huntington National Bank

By:	/s/ Joshua D. Elsea
Name: Joshua D. Elsea
Title: Vice President

Signature Page to Second Amendment

MUFG Union Bank, N.A.

By:	/s/ Eric Otieno
Name: Eric Oteino
Title: Vice President

Signature Page to Second Amendment

Wells Fargo Bank, National Association

By:	/s/ James Huffman
Name: James Huffman
Title: Senior Vice President

Signature Page to Second Amendment

Comerica Bank

By:	/s/ Jeffery Treadway
Name: Jeffery Treadway
Title: Senior Vice President

Signature Page to Second Amendment